Exhibit 10.3

*Portions of this exhibit are considered confidential by the registrant and have been omitted from filing and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

RENTRAK CORPORATION

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (“RSU Award Agreement”), effective as of June 15, 2009 (the “Grant Date”), is made by and between RENTRAK CORPORATION, an Oregon corporation (“Corporation”), and WILLIAM P. LIVEK (“Employee”).

RECITALS

A. This RSU Award Agreement is being executed in connection with the employment of Employee as Chief Executive Officer of Corporation, as contemplated by the Employment Agreement between Employee and Corporation dated June 15, 2009 (“Employment Agreement”).

B. The Compensation Committee of Corporation’s Board of Directors (the “Committee”) has determined that it would be to the advantage and best interest of Corporation and its shareholders to grant the award of Restricted Stock Units (as defined below) provided for in this Agreement (“RSU Award”) to Employee as an inducement to accept employment as Chief Executive Officer of Corporation and as an incentive to provide high quality services during such employment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants in this Agreement and other good and valuable consideration, receipt of which is acknowledged, the parties agree as follows:

1. DEFINITIONS

1.1 “Change in Control Transaction” means the first occurrence of any of the following:

(a) Any person (including any individual, corporation, limited liability company, partnership, trust, group, association, or other “person,” as such term is used in Section 13(d)(3) or 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of Corporation, is or becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Corporation representing more than 50 percent of the combined voting power of Corporation’s then outstanding securities;

(b) A majority of the directors elected at any annual or special meeting of shareholders are not individuals nominated by Corporation’s then incumbent Board; or

(c) The shareholders of Corporation approve (i) a merger or consolidation of Corporation with any other corporation, other than a merger or consolidation which would result in the Voting Securities (defined as all issued and outstanding securities ordinarily having the right to vote at elections of Corporation’s directors) of Corporation outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50 percent or more of the combined voting power of the Voting Securities of Corporation or of such surviving entity outstanding immediately after such merger or consolidation, (ii) a plan of complete liquidation of Corporation, or (iii) an agreement for the sale or disposition by Corporation of all or substantially all of its assets.

1.2 “Common Stock” means Corporation’s $.001 par value Common Stock.

1.3 “Modified EBITDA” means Corporation’s Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) reduced, for a given fiscal year, by (a) Corporation’s capital expenditures and (b) payments to third parties to acquire data to the extent that such payments total in excess of $*, as determined by Corporation no later than June 15 of that fiscal year.

1.4 “Restricted Stock Unit” represents a hypothetical share of Common Stock. As a holder of Restricted Stock Units, Employee will have only the rights of a general unsecured creditor of Corporation until delivery of shares of Common Stock is made as specified in this RSU Award Agreement.

2. TERMS OF RSU AWARD

2.1 Restricted Stock Units. Effective as of the Grant Date, Corporation has granted to Employee a RSU Award covering 213,750 Restricted Stock Units, subject to the terms, definitions, and provisions of this RSU Award Agreement.

2.2 Restriction Periods.

2.2.1 Restriction Period 1. Restriction Period 1 commences on the Grant Date and ends on March 31, 2010.

2.2.2 Restriction Period 2. Restriction Period 2 commences on April 1, 2010, and ends on March 31, 2011.

2.2.3 Restriction Period 3. Restriction Period 3 commences on April 1, 2011, and ends on March 31, 2012.

2.2.4 Restriction Period 4. Restriction Period 4 commences on the Grant Date and ends on March 31, 2013.

2.3 Restrictions During Restriction Period. During the applicable Restriction Period (except as provided in Sections 2.4 and 2.5), Employee may not sell, assign, transfer, pledge, encumber, or otherwise dispose of this RSU Award or the shares of Common Stock to be received upon settlement of the Restricted Stock Units governed by this RSU Award and Employee will not become vested in the Restricted Stock Units unless Employee continues to serve as an employee of Corporation until the applicable Settlement Date as provided in Section 3 below; provided that, for purposes of Section 2.4.3, the requirement that Employee remain employed by Corporation shall cease to apply if Employee’s employment is terminated while a Change in Control Transaction is pending.

2.4 Vesting of Restricted Stock Units. The RSU Award and the Restricted Stock Units are initially not vested and may become vested and non-forfeitable upon the satisfaction of performance goals specified in Sections 2.4.1, 2.4.2, and 2.4.3 below; provided that the maximum total number of Restricted Stock Units that may vest with respect to (x) performance goals labeled as “A” in Sections 2.4.1, 2.4.2 and 2.4.3 below is 90,000; (y) performance goals labeled as “B” in Sections 2.4.1, 2.4.2 and 2.4.3 below is 33,750; and (z) performance goals labeled as “C” in Sections 2.4.1, 2.4.2 and 2.4.3 below is 90,000; and further provided that in no event will more than a total of 213,750 Restricted Stock Units become vested and nonforfeitable pursuant to this RSU Award Agreement.

2.4.1 Modified EBITDA Goals. Subject to Sections 2.4.2 and 2.4.3 and the accelerated vesting provisions of Section 2.5, the RSU Award and the Restricted Stock Units may become vested and nonforfeitable upon the satisfaction of goals relating to Modified EBITDA as of the expiration of the applicable Restriction Period, as follows:

(a) A portion of the Restricted Stock Units equal to a maximum of 63,000 of the total Restricted Stock Units subject to this RSU Award are subject to Restriction Period 1 and will become vested and nonforfeitable according to the following schedule:

0	if Modified EBITDA for fiscal year ending March 31, 2010, is less than $*

*	Confidential portions omitted pursuant to a request for confidential treatment.

“A”:	30,000	if Modified EBITDA for fiscal year ending March 31, 2010, is between $*and $*

“B”:	39,000	if Modified EBITDA for fiscal year ending March 31, 2010, is between $* and $*

“C”:	63,000	if Modified EBITDA for fiscal year ending March 31, 2010, is equal to or greater than $*

(b) A portion of the Restricted Stock Units equal to a maximum of 71,250 of the total Restricted Stock Units subject to this RSU Award are subject to Restriction Period 2 and will become vested and nonforfeitable according to the following schedule:

	0	if Modified EBITDA for fiscal year ending March 31, 2011, is less than $*

“A”:	30,000	if Modified EBITDA for fiscal year ending March 31, 2011, is between $† and $*

“B”:	41,250	If Modified EBITDA for fiscal year ending March 31, 2011, is between $* and $*

“C”:	71,250	if Modified EBITDA for fiscal year ending March 31, 2011, is equal to or greater than $*

(c) A portion of the Restricted Stock Units equal to a maximum of 79,500 of the total Restricted Stock Units subject to this RSU Award are subject to Restriction Period 3 and will become vested and nonforfeitable according to the following schedule:

	0	if Modified EBITDA for fiscal year ending March 31, 2012, is less than $*

“A”:	30,000	if Modified EBITDA for fiscal year ending March 31, 2012, is between $* and $*

“B”:	43,500	if Modified EBITDA for fiscal year ending March 31, 2012, is between $* and $*

“C”:	79,500	if Modified EBITDA for fiscal year ending March 31, 2012, is equal to or greater than $*

2.4.2 Share Price Goals. Subject to the accelerated vesting provisions of Section 2.5, the RSU Award and the Restricted Stock Units may become vested and nonforfeitable from time to time during Restriction Period 4 as follows:

(a) “A”: The first time, if any, that the Common Stock trades at or above $20.00 per share for 65 consecutive trading days, 90,000 Restricted Stock Units will become vested and nonforfeitable.

(b) “B”: For each $1.00 above $20.00 per share up to and including $30.00 per share that the Common Stock trades for a period of 65 consecutive trading days (in each case only once during Restriction Period 4), an additional 3,375 Restricted Stock Units will vest and become nonforfeitable. As an example, if during Restriction Period 1, the Common Stock trades above $25.00 per share for a period of 65 consecutive trading days, a total of 16,875 Restricted Stock Units will vest and become nonforfeitable, subject to the overall maximum limit set forth above.

*	Confidential portions omitted pursuant to a request for confidential treatment.
†	Confidential portions omitted pursuant to a request for confidential treatment.

(c) “C”: For each $1.00 above $30.00 per share up to and including $40.00 per share that the Common Stock trades for a period of 65 consecutive trading days (in each case only once during Restriction Period 4), an additional 9,000 Restricted Stock Units will vest and become nonforfeitable.

(d) Corporation will review the cumulative trading history of the Common Stock on the last trading day of each calendar week during Restriction Period 4 to determine to what extent, if any, the Restricted Stock Units have become vested under this Section 2.4.2.

2.4.3 Vesting in Connection With Change in Control Transaction. Restricted Stock Units under this RSU Award will become vested and nonforfeitable upon the occurrence of a Change in Control Transaction during Restriction Period 4 based on the per share price of the Common Stock as valued for purposes of the Change in Control Transaction, as follows:

(a) “A”: If the per share price of the Common Stock as valued for purposes of the Change in Control Transaction is $20.00 or above, 90,000 Restricted Stock Units will become vested and nonforfeitable unless vesting of such number of Restricted Stock Units has already occurred pursuant to Section 2.4.2(a) above.

(b) “B”: For each $1.00 above $20.00 per share up to and including $30.00 per share that the Common Stock is valued for purposes of the Change in Control Transaction, an additional 3,375 Restricted Stock Units will vest and become nonforfeitable unless vesting has already occurred pursuant to Section 2.4.2(b) above. “C”: For each $1.00 above $30.00 per share up to and including $40.00 per share that the Common Stock is valued for purposes of the Change in Control Transaction, an additional 9,000 Restricted Stock Units will vest and become nonforfeitable unless vesting has already occurred under Section 2.4.2(c) above. As an example, if the Change in Control Transaction is valued at $33.00 per share of Common Stock, Restricted Stock Units previously vested at the $25.00 price level pursuant to Section 2.4.2(b) and no Restricted Stock Units have vested under Section 2.4.1 above, an additional 43,875 Restricted Stock Units will vest and become nonforfeitable under this Section 2.4.3(b), subject to the overall maximum limit of 213,750 Restricted Stock Units.

(c) In the event the per share price of the Common Stock as valued for the Change in Control Transaction is less than $20 per share, or a Change in Control Transaction occurs which does not require or provide for a valuation of the Common Stock, all Restricted Stock Units which have not previously vested pursuant to Sections 2.4.1 and 2.4.2 will be forfeited.

2.5 Acceleration of Vesting in Connection with Termination. Notwithstanding Section 2.4, if Employee is terminated by Corporation without Cause or Employee terminates his employment for Good Reason (as defined in the Employment Agreement), Restricted Stock Units will become vested and nonforfeitable as follows: 60,000 Restricted Stock Units if such termination occurs during Restriction Period 1, 90,000 Restricted Stock Units if such termination occurs during Restriction Period 2, and 120,000 Restricted Stock Units if such termination occurs during Restriction Period 3, in each case less such number of Restricted Stock Units, if any, that had previously vested. All remaining Restricted Stock Units which have not previously vested under Section 2.4 will be forfeited.

2.6 Forfeiture of Restricted Stock Units. On the earlier of the date that Employee ceases to be an employee of Corporation for any reason other than as expressly provided in Sections 2.4.3 and 2.5 and the expiration of Restriction Period 4, all Restricted Stock Units which have not previously vested under Section 2.4 prior to termination will be forfeited.

3. SETTLEMENT OF RESTRICTED STOCK UNITS

3.1 Settlement Date. For Restricted Stock Units that vest pursuant to Section 2.4.1, the applicable Settlement Date is the June 15 immediately following the end of the applicable Restriction Period.

3.2 Accelerated Settlement Date. In the event the vesting of Restricted Stock Units is accelerated pursuant to Section 2.4.2, the Settlement Date will be the 3rd business day after the end of the applicable calendar week in which vesting occurs. In the event the vesting of Restricted Stock Units is accelerated pursuant to Section 2.4.3, the Settlement Date will be the date that the Change in Control Transaction occurs. In the event the vesting of Restricted Stock Units is accelerated pursuant to Section 2.5, the Settlement Date will be the date that Employee’s employment is terminated.

3.3 Form of Settlement. If all or a portion of the Restricted Stock Units subject to this RSU Award becomes vested, then on the applicable Settlement Date, Corporation will deliver to Employee an unrestricted certificate for a number of shares of Common Stock equal to the number of Restricted Stock Units that became vested as provided in Section 2.4 or 2.5, as applicable.

3.4 Withholding Taxes.

3.4.1 General. Employee will be responsible for payment of all federal, state, and local withholding taxes and Employee’s portion of any applicable payroll taxes imposed in connection with the settlement of the RSU Award and the issuance of shares with respect to vested Restricted Stock Units (collectively, the “Applicable Taxes”). Corporation’s obligation to issue shares of Common Stock in settlement of the RSU Award is expressly conditioned on Employee’s making arrangements satisfactory to Corporation, in its sole and absolute discretion, for the payment of all Applicable Taxes.

3.4.2 Method of Payment. Employee may pay to Corporation (in cash or by check) an amount equal to the Applicable Taxes. In the event that Employee does not submit payment of the entire amount of Applicable Taxes, Employee expressly authorizes Corporation to withhold a number of unrestricted shares (thus reducing the number of unrestricted shares to be issued to Employee) having a fair market value (as of the date the RSU Award is settled) equal to the remaining balance of the Applicable Taxes.

4. OTHER PROVISIONS

4.1 RSU Award Not Transferable. Neither the RSU Award nor the Restricted Stock Units nor any interest or right in the RSU Award or the Restricted Stock Units may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Restricted Stock Units have been settled as provided in this RSU Award Agreement. Neither the RSU Award nor any interest or right in the Restricted Stock Units will be liable for the debts, obligations, contracts or engagements of Employee or his successors in interest or will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition will be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

4.2 Rights as Shareholder. Prior to the issuance of a certificate for shares of Common Stock in settlement of Restricted Stock Units, Employee will have no rights as a shareholder of Corporation with respect to this RSU Award or the Restricted Stock Units.

4.3 Construction. All rights and obligations under this RSU Award Agreement will be governed by and construed in accordance with the laws of the state of Oregon, without regard to principles of conflict of laws.

4.4 Changes in Capital Structure.

(a) Neither (i) the issuance of additional shares of stock of Corporation in exchange for adequate consideration (including services), nor (ii) the conversion of outstanding preferred shares of Corporation into Common Stock, will be deemed to require an adjustment in the shares covered by the RSU Award.

(b) In the event of a stock dividend, stock split, or reverse stock split (whether effected as a dividend or otherwise) the number of shares covered by the RSU Award will be adjusted proportionally. In the event of any other change in capitalization affecting the Common Stock of Corporation, such as a recapitalization, merger, consolidation, split up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, will be made with respect to the aggregate number of shares covered by the RSU Award. The Committee may also make such adjustments in the number of shares covered by the RSU Award in the event of a spin off or other distribution (other than normal cash dividends), of Corporation assets to shareholders.

(c) The Committee will exercise its discretion in connection with the determinations under this Section 4.4 in good faith.

4.5 Shares to Be Reserved. Corporation will at all times during the term of the RSU Award reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this RSU Award Agreement.

4.6 Compliance With Securities Laws. Employee acknowledges that the RSU Award is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934 and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 144 under the Securities Act of 1933 and Rule 16b-3 under the Securities Exchange Act of 1934. In particular, the shares issuable upon settlement of the RSU Award may be “restricted shares” as defined in Rule 144 and subject to a six-month holding period following the date of exercise, among other requirements. Notwithstanding anything herein to the contrary, the RSU Award is granted only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this RSU Award Agreement will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

RENTRAK CORPORATION

By	/s/ Paul A. Rosenbaum
Chairman of the Board

/s/ William P. Livek
William P. Livek

Address:

Employee’s Taxpayer Identification Number: